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                                                                    EXHIBIT 3.01

                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            GRADALL INDUSTRIES, INC.

         Gradall Industries, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Certificate of Incorporation has been amended and restated as set forth in Exhibit A (the "Restated Certificate of Incorporation").

         SECOND: That the Restated Certificate of Incorporation has been duly adopted by the stockholders in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Barry L. Phillips, its President, this ___ day of August, 1996.

                                       GRADALL INDUSTRIES, INC.

                                       By: _____________________________________
                                           Barry L. Phillips, President


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                                                                       EXHIBIT A

                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            GRADALL INDUSTRIES, INC.

         The original Certificate of Incorporation was filed on May 3, 1985. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         FIRST: The name of the Corporation is Gradall Industries, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is United States Corporation Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the United States Corporation Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue Twenty Million One Hundred Forty (20,000,140), divided into classes as follows:

                  One Hundred Forty (140) shares shall be shares of Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock");

                  Two Million (2,000,000) shares shall be shares of Preferred Stock, $.001 par value (the "Preferred Stock"); and

                  Eighteen Million (18,000,000) shares shall be shares of Common Stock, $.001 par value (the "Common Stock").

         Upon the filing of this Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock, without par value, or fraction thereof, shall be split and converted into shares of Common Stock, $.001 par value, on the basis of 5,540 shares for each outstanding share, provided, that no fractional shares shall be issued as a result of or remain outstanding after such stock split and any fractional shares resulting therefrom shall be rounded down to the nearest whole number of shares.

         The following is a statement of the powers, preferences, rights and the qualifications, limitations or restrictions of the Series A Preferred Stock, the Preferred Stock and the Common Stock.


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                                    SECTION I

                            SERIES A PREFERRED STOCK

         The Series A Preferred Stock shall have the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as are set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock as filed with the Secretary of State of Delaware on October 4, 1995 as corrected by a Certificate of Correction filed with the Secretary of State of Delaware on October 11, 1995.

                                   SECTION II

                             SERIAL PREFERRED STOCK

         Section 1. The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock of each series shall be identical with all other shares of such series, except as to the date from which dividends may be cumulative. The Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series by resolution or resolutions adopted prior to the issuance thereof to fix or determine:

         (A) The designation of the series, which may be by distinguishing number, letter or title.

         (B) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

         (C) The consideration for which such shares of the series shall be issued.

         (D) The dividend rate or rates on the shares of the series, whether dividends shall be cumulative and, if so, the dates from which dividends shall be cumulative, and the dates at which dividends, if declared, shall be payable.

         (E) The redemption rights and price or prices, if any, for shares of the series (which may vary at different redemption dates).

         (F) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (G) The liquidation price payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         (H) Whether the shares of the series shall be convertible into Common Shares or other securities of the Corporation, and, if so, the conversion price or rate (which may vary depending on the time at which such conversion is made), any adjustments thereof, and all other terms and conditions upon which such conversion may be made.


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         (I) Restrictions on the issuance of shares of the same series or of any other class or series.

         (J) The voting powers, if any, of such series.

         (K) Any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

                                   SECTION III

                                  COMMON SHARES

         Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of Common Stock. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share ratably, subject to the rights and preferences of the Series A Preferred Stock and any series of Serial Preferred Stock, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

         FIFTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Any repeal or modification of the foregoing provisions of this Article FIFTH by the Stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to any acts or omissions of a director occurring prior to such repeal or modification.

         SIXTH: The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation.

         SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         EIGHTH: Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide.

         NINTH: This Amended and Restated Certificate of Incorporation supersedes and replaces the presently existing Certificate of Incorporation of the Corporation.


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                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES A PREFERRED STOCK

                                       of

                            GRADALL INDUSTRIES, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                  I, the undersigned, Jack D. Rutherford, Chairman of the Board and Treasurer of Gradall Industries, Inc., a Delaware corporation (hereinafter called the "CORPORATION"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

                  RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 300 shares of preferred stock, $.01 par value ("PREFERRED STOCK"), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

                  RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

                  (1) Number and Designation. 140 shares of the Preferred Stock of the Corporation shall be designated as Series A Preferred Stock (the "SERIES A PREFERRED STOCK").

                  (2) Rank. The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution and winding up, and except as set forth in this Section (2), dividend rights, rank prior to all classes or series of capital stock of the Corporation, including the Corporation's common stock, no par value ("COMMON STOCK"). All capital stock of the Corporation to which the Series A Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES." All capital stock of the Corporation with which the Series A Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "PARITY SECURITIES". All capital stock of the Corporation which rank senior to the Series A Preferred Stock (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "SENIOR SECURITIES". The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be. The Series A Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

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                  (3) Dividends. (a) The holders of shares of Series A Preferred
Stock shall not be entitled to receive dividends.

                  (b) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "JUNIOR SECURITIES DISTRIBUTIONS") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the funds in an amount equal to such Junior Securities Distribution are made available for the redemption of shares of Series A Preferred Stock and such shares are repurchased by the Corporation in accordance with Section (5) hereof. Notwithstanding the foregoing, nothing herein shall be construed to prohibit (i) the accrual of dividends on Junior Securities and (ii) the repurchase of Junior Securities permitted pursuant to the Securities Purchase Agreements between the Corporation, The Gradall Company, The Marlborough Capital Investment Fund, L.P. and Mellon Ventures, Inc. (as amended, the "SECURITIES PURCHASE AGREEMENTS").

                  (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities (except as provided in the Securities Purchase Agreements), the holders of the shares of Series A Preferred Stock shall be entitled to receive $14,286 per share of Series A Preferred Stock; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full.

                  (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

                  (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A

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Preferred Stock, at any time in whole or from time to time in part, at a redemption price of $14,286 per share in cash.

                  (b) To the extent the Corporation shall have funds legally available for such payment, the Corporation shall from time to time, as applicable, redeem the number of shares of the Series A Preferred Stock, at a redemption price of $14,286 per share in cash, which the Corporation may be contractually obligated to redeem.

                  (c) Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

                  (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock pursuant to paragraphs (5)(b) (the "MANDATORY REDEMPTION OBLIGATION"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare or make any dividends or distributions upon any Junior Securities (except as provided in the Securities Purchase Agreements), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities (except as provided in the Securities Purchase Agreements).

                  (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors.

                  (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or

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places where certificates for such shares are to be surrendered for payment of the redemption price.

                  (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (7) Voting Rights. (a) Each holder of record of a share or shares of Series A Preferred Stock shall be entitled to one vote for each outstanding share of Series A Preferred Stock held by such holder and as hereinafter provided in this paragraph (7) or as otherwise provided by law. Except as set forth in paragraph 7(b), the holders of record of shares of Series A Preferred Stock shall vote together with the holders of record of shares of Common Stock as a single class.

                  (b) If the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A Preferred Stock, voting as a single class, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation then the right of the holders of the Series A Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously

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terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (c) Without the written consent of a majority of the outstanding shares of Series A Preferred Stock or the vote of holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to materially adversely affect the preferences, rights or powers of the Series A Preferred Stock; provided that any such amendment that changes the liquidation preference of the Series A Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Preferred Stock called for such purpose or written consent of the holder of each share of Series A Preferred Stock.

                  (d) Without the written consent of a majority of the outstanding shares of Series A Preferred Stock or the vote of holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not (i) issue any additional Series A Preferred Stock or (ii) create, authorize or issue any Parity Securities or Senior Securities, provided that clause (ii) shall not limit the right of the Corporation to issue Preferred Stock ranking pari passu with the Series A Preferred Stock in connection with any merger in which the Corporation is the surviving entity.

                  (e) In exercising the voting rights set forth in this paragraph (7), each share of Series A Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof, as a separate class, shall not be required for the taking of any corporate action.

                  (8) Reports. So long as any of the Series A Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports and with copies of any quarterly financial statements and annual audited financial statements of the Corporation or its subsidiaries that the Corporation is required to furnish to its senior lenders.

                  (9) General Provisions. (a) The term "PERSON" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

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                  (b) The term "OUTSTANDING", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                  (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                  (d) Each holder of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that redemption and repurchase of such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit, financing (including the Securities Purchase Agreements) and shareholders agreements. Notwithstanding anything to the contrary herein, the Corporation shall have no obligation to redeem or repurchase any shares of Series A Preferred Stock in violation of such credit, financing and shareholders agreements.
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                  IN WITNESS WHEREOF, Gradall Industries, Inc. has caused this
Certificate of Designations to be signed and attested by the undersigned this 11th day of October, 1995.

                                            GRADALL INDUSTRIES, INC.

                                             By /s/ David T. Shelby
                                                --------------------------
                                                Name:  David T. Shelby
                                                Title: President

ATTEST:

/s/ Brad A. Levin
- -----------------
Name:  Brad A. Levin
Title: Asst. Secretary